CONSENT


     I, Joel Pensley, hereby consent to the use of my opinion dated July 7, 2003, and my name under the caption "Legal Matters" in the third pre-effective amendment to the registration statement under Rule SB-2 and the prospectus, and any further amendments thereto, of Spongetech Delivery Systems, Inc. to be filed with the Securities and Exchange Commission.



                                             /s/Joel Pensley
                                             ---------------------
                                             Joel Pensley



    Dated: July 7, 2003